Exhibit 5.2

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

CLIFFORD CHANCE AMSTERDAM OPINION

LETTER ISSUED IN CONNECTION WITH

THE INDENTURE RELATING TO

USD 800,000,000 4.5% SENIOR NOTES DUE 2020

ISSUED BY

NIELSEN FINANCE LLC; AND

NIELSEN FINANCE CO.

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS DROOGBAK 1A 1013 GE AMSTERDAM PO BOX 251 1000 AG AMSTERDAM TEL +31 20 7119 000 FAX +31 20 7119 999 www.cliffordchance.com

Nielsen Holdings N.V.	Our ref: TK/TB/55-4007752
Diemerhof 2	Direct Dial: +31 20711 9146
1112 XL Diemen	E-mail: Tineke.kothe@cliffordchance.com
The Netherlands

19 June 2013

Dear Sirs,

Nielsen – USD 800,000,000 4.5% Senior Notes Due 2020 Indenture

We have acted as legal counsel (advocaat) in The Netherlands on the instructions of Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”) for the purpose of rendering a legal opinion as to certain matters of Dutch law in connection with the replacement of the USD 800,000,000 4.5% Senior Notes Due 2020 which were issued under an indenture dated 2 October 2012, containing a guarantee in Section 10 (Guarantee) granted by, amongst others, the Dutch Guarantors (as defined below) for the benefit of each holder of a note, and made between the Issuers, the Dutch Guarantors, and Law Debenture Trust Company of New York as trustee (the “Indenture”) and certain other documents in relation thereto listed in Schedule 1 (Documents and Enquiries) hereto.

1.	INTRODUCTION

1.1	Defined terms and interpretation

In this opinion letter (the “Opinion Letter”):

1.1.1	“Dutch Guarantors” means:

(a)	The Nielsen Company B.V., registered as a private company with limited liability (besloten vennootschap met beperkte

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CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER 0C323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE MEMBERS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. CLIFFORD CHANCE LLP IS REGISTERED IN THE NETHERLANDS WITH THE COMMERCIAL REGISTER OF THE CHAMBERS OF COMMERCE UNDER NUMBER 34360401.

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aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Haarlem, The Netherlands, with the trade register (handelsregister) of the Dutch Chambers of Commerce, which registration is administrated by the Chamber of Commerce for Amsterdam (the “Amsterdam Chamber”) under number 34036267 (“Nielsen Company”);

(b)	VNU Intermediate Holding B.V., registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Haarlem, The Netherlands, with the trade register (handelsregister) of the Dutch Chambers of Commerce, which registration is administrated by the Amsterdam Chamber under number 34250807 (“VNU Intermediate Holding”);

(c)	Nielsen Holding and Finance B.V., registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Amsterdam, The Netherlands, with the trade register (handelsregister) of the Dutch Chambers of Commerce, which registration is administrated by the Amsterdam Chamber under number 34229180 (“Nielsen H&F”);

(d)	VNU International B.V., registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Haarlem, The Netherlands, with the trade register (handelsregister) of the Dutch Chambers of Commerce, which registration is administrated by the Amsterdam Chamber under number 34060927 (“VNU International”); and

(e)	AGB Nielsen Media Research B.V., registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Haarlem, The Netherlands, with the trade register (handelsregister) of the Dutch Chambers of Commerce, which registration is administrated by the Amsterdam Chamber under number 34151003 (“AGB Nielsen Media Research”);

1.1.2	terms defined or given a particular construction in the Indenture have the same meaning in this Opinion Letter unless a contrary indication appears;

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1.1.3	headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation; and

1.1.4	references to paragraphs or Schedules are references to the relevant paragraph of or Schedule to this Opinion Letter, unless a contrary indication appears.

1.2	Legal review

For the purpose of issuing this Opinion Letter we have reviewed only the documents listed in Schedule 1 (Documents and Enquiries) and we have undertaken only the searches and enquiries listed in Schedule 1 (Documents and Enquiries).

1.3	Applicable law

This Opinion Letter, including all claims and actions arising therefrom or in connection therewith, as well as the opinions given in it, are governed by Dutch law.

1.4	The Netherlands

For the purpose of this Opinion Letter, where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense this should be read as:

(a)	a reference to the laws as in effect in that part of the Kingdom of The Netherlands (Koninkrijk der Nederlanden) that is located in continental Europe (Europees gedeelte van Nederland); and

(b)	a reference to the geographical part of the Kingdom of The Netherlands that is located in continental Europe,

excluding, for the avoidance of doubt, any overseas nations forming part of the Kingdom of The Netherlands (such as Aruba, Curacao and St. Maarten) and any overseas special public bodies of the Kingdom of The Netherlands (such as Saba, St. Eustatius and Bonaire) and their respective laws and regulations.

1.5	Assumptions and reservations

The opinions given in this Opinion Letter are given on the basis of the assumptions set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations). The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

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2.	OPINIONS

We are of the following opinion:

2.1	Corporate existence

Each of the Dutch Guarantors is registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and has the corporate power to enter into the Indenture and to exercise its rights and perform its obligations under the Indenture.

2.2	Power and authority

All corporate action required to authorise the execution by each of the Dutch Guarantors of the Indenture and the exercise by it of its rights and the performance by it of its obligations under the Indenture has been duly taken.

2.3	Due execution

The Indenture has been duly executed by each Dutch Guarantor.

2.4	Legal, valid, binding and enforceable obligations

The obligations expressed to be assumed by each of the Dutch Guarantors in the Indenture constitute its legal, valid, binding and enforceable obligations.

2.5	Conflict with Articles of Association and laws

Neither the execution by the Dutch Guarantors of the Indenture nor the performance by each Dutch Guarantor of its obligations thereunder conflicts with (i) their respective Articles of Association or (ii) any law of The Netherlands to which the Dutch Guarantors are subject, which would make the Indenture or parts thereof null and void or subject the Indenture to nullification or avoidance in The Netherlands.

3.	LIMITS OF OPINION

The opinions set out in this Opinion Letter are given only with respect to Dutch law in force as at the date hereof (excluding unpublished case law), excluding tax law, competition law and the law of the European Union to the extent not directly applicable in The Netherlands, except to the extent expressly opined on herein. We express no opinion on matters of fact or any commercial, accounting or other non-legal matter. Furthermore, we express no opinion in respect of any representations and warranties or other statements contained in the Indenture.

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4.	ADDRESSEES AND PURPOSE

This Opinion Letter is provided in connection with the Indenture. It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person.

As this Opinion Letter is furnished by us in connection with the filing of the registration statement and we hereby consent to the filing of this opinion as an exhibit to the registration statement of the Form S–4 of the Issuers filed with the United Stated Securities and Exchange Commission (“SEC”) and to the references to us in the registration statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulation of the SEC thereunder; and, except as provided in the immediately preceding sentence, may not be (in whole or in part) used, copied, circulated or relied upon by any party or for any other purpose without our written consent.

Yours faithfully,

/s/ C.J. Kothe

C.J. Kothe

Advocaat

Clifford Chance LLP

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Schedule 1

DOCUMENTS AND ENQUIRIES

1.	INDENTURE

A scanned copy, received by e-mail, of the Indenture.

2.	CORPORATE DOCUMENTS

2.1	Extracts

(a)	A copy, received by e-mail, of an extract (uittreksel) dated 10 June 2013 from the Amsterdam Chamber relating to the registration of Nielsen Company and confirmed to us by the Amsterdam Chamber by telephone on the date hereof to have remained unaltered since such date (the “Nielsen Company Extract”).

(b)	A copy, received by e-mail, of an extract (uittreksel) dated 10 June 2013 from the Amsterdam Chamber relating to the registration of VNU Intermediate Holding and confirmed to us by the Amsterdam Chamber by telephone on the date hereof to have remained unaltered since such date (the “VNU Intermediate Holding Extract”).

(c)	A copy, received by e-mail, of an extract (uittreksel) dated 10 June 2013 from the Amsterdam Chamber relating to the registration of Nielsen H&F and confirmed to us by the Amsterdam Chamber by telephone on the date hereof to have remained unaltered since such date (the “Nielsen H&F Extract”).

(d)	A copy, received by e-mail, of an extract (uittreksel) dated 10 June 2013 from the Amsterdam Chamber relating to the registration of VNU International and confirmed to us by the Amsterdam Chamber by telephone on the date hereof to have remained unaltered since such date (the “VNU International Extract”).

(e)	A copy, received by e-mail, of an extract (uittreksel) dated 10 June 2013 from the Amsterdam Chamber relating to the registration of AGB Nielsen Media Research and confirmed to us by the Amsterdam Chamber by telephone on the date hereof to have remained unaltered since such date (the “AGB Nielsen Media Research Extract”).

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2.2	Articles of Association

(a)	A copy, received by e-mail, of the articles of association (statuten) of Nielsen Company, as, according to the Nielsen Company Extract, they stand since their amendment on 8 February 2007.

(b)	A copy, received by e-mail, of the articles of association (statuten) of VNU Intermediate Holding, as, according to the VNU Intermediate Holding Extract, they stand since VNU Intermediate Holding’s incorporation.

(c)	A copy, received by e-mail, of the articles of association (statuten) of Nielsen H&F, as, according to the Nielsen H&F Extract, they stand since their amendment on 4 August 2011.

(d)	A copy, received by e-mail, of the articles of association (statuten) of VNU International, as, according to the VNU International Extract, they stand since their amendment on 31 May 2006.

(e)	A copy, received by e-mail, of the articles of association (statuten) of AGB Nielsen Media Research, as, according to the AGB Nielsen Media Research Extract, they stand since their amendment on 19 December 2008.

The documents referred to in paragraphs 2.2 (a) up to and including 2.2 (e) of this Schedule are together referred to as the “Articles of Association”.

2.3	Resolutions and Powers of Attorney

Management Board Resolutions

(a)	signed written resolutions of the board of managing directors of Nielsen Company, received on 28 September 2012, approving, amongst others, the entering into the Indenture by Nielsen Company and the transactions contemplated thereby and granting power of attorney to each of Mr. H. Black, Mr. J. Cuminale, Mr. M. Elias and Mr. M.J.B. Rutte (the “Attorneys”, and each of them an “Attorney”), acting individually, inter alia, to sign, execute and deliver, amongst others, the Indenture (the “Nielsen Company Board Resolutions”);

(b)	signed written resolutions of the board of managing directors of VNU Intermediate Holding, received on 28 September 2012, approving, amongst others, the entering into the Indenture by VNU Intermediate Holding and the transactions contemplated thereby and granting power of attorney to each of the Attorneys, acting individually, inter alia, to sign, execute and deliver, amongst others, the Indenture (the “VNU Intermediate Holding Board Resolutions”);

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(c)	signed written resolutions of the board of managing directors of Nielsen H&F, received on 28 September 2012 (the “Nielsen H&F Board Resolutions”), approving, amongst others, the entering into the Indenture by Nielsen H&F and the transactions contemplated thereby and granting power of attorney to each of the Attorneys, acting individually, inter alia, to sign, execute and deliver, amongst others, the Indenture (the “Nielsen H&F Board Resolutions”);

(d)	signed written resolutions of the board of managing directors of VNU International, received on 28 September 2012, approving, amongst others, the entering into the Indenture by VNU International and the transactions contemplated thereby and granting power of attorney to each of the Attorneys, acting individually, inter alia, to sign, execute and deliver, amongst others, the Indenture (the “VNU International Board Resolutions”);

(e)	signed written resolutions of the board of managing directors of AGB Nielsen Media Research, received on 28 September 2012, approving, amongst others, the entering into the Indenture by AGB Nielsen Media Research and the transactions contemplated thereby and granting power of attorney to each of the Attorneys, acting individually, inter alia, to sign, execute and deliver, amongst others, the Indenture (the “AGB Nielsen Media Research Board Resolutions”);

Supervisory Board Resolutions

(f)	minutes of a meeting dated 18 September 2012 of the board of supervisory directors of Nielsen Company, received on 28 September 2012, approving, amongst others, (a) the entering into of, amongst others, the Indenture and the transactions contemplated thereby and (b) the Nielsen Company Board Resolutions; (the “Nielsen Company Supervisory Board Resolutions”);

Shareholders Resolutions

(g)	signed written resolutions of the general meeting of shareholders of Nielsen Company received on 28 September 2012, approving, amongst others, (a) the entering into of, amongst others, the Indenture and the transactions contemplated thereby and (b) the Nielsen Company Board Resolutions; (the “Nielsen Company Shareholders Resolutions”);

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(h)	signed written resolutions of the general meeting of shareholders of VNU Intermediate Holding, received on 28 September 2012, approving, amongst others, (a) the entering into of, amongst others, the Indenture and the transactions contemplated thereby and (b) the VNU Intermediate Holding Board Resolutions; (the “VNU Intermediate Holding Shareholders Resolutions”);

(i)	signed written resolutions of the general meeting of shareholders of Nielsen H&F, received on 28 September 2012, approving, amongst others, (a) the entering into of, amongst others, the Indenture and the transactions contemplated thereby and (b) the Nielsen H&F Board Resolutions; (the “Nielsen H&F Shareholders Resolutions”);

(j)	signed written resolutions of the general meeting of shareholders of VNU International, received on 28 September 2012, approving, amongst others, (a) the entering into of, amongst others, the Indenture and the transactions contemplated thereby and (b) the VNU International Board Resolutions; (the “VNU International Shareholders Resolutions”); and

(k)	signed written resolutions of the general meeting of shareholders of AGB Nielsen Media Research, received on 28 September 2012, approving, amongst others, (a) the entering into of, amongst others, the Indenture and the transactions contemplated thereby and (b) the AGB Nielsen Media Research Board Resolutions; (the “AGB Nielsen Media Research Shareholders Resolutions”)

The documents referred to under 2.3 (a) up to and including 2.3 (k) are jointly referred to as the “Resolutions”. The powers of attorney granted in the documents referred to under 2.3 (a) up to 2.3 (e) are jointly being referred to as the “Powers of Attorney”.

The documents referred to under paragraph 2.1 up to and including 2.3 of this Schedule are also referred to as the “Corporate Documents”.

3.	ENQUIRIES

(a)	An enquiry by telephone was made at the Amsterdam Chamber on the date hereof at 09:37 hours (CET) in respect of each Dutch Guarantor.

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(b)	An enquiry by telephone was made at the bankruptcy chamber of the civil law section (Sector Civiel Recht) of the relevant courts of first instance on the date hereof at 09:42 hours (CET) in respect of each Dutch Guarantor.

(c)	An online enquiry was made at the website of the EU Insolvency register (EU Insolventieregister) maintained with the court of first instance of The Hague on the date hereof at 09:45 hours (CET) in respect of each Dutch Guarantor.

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Schedule 2

ASSUMPTIONS

The opinions in this Opinion Letter have been given on the following assumptions:

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)	The Indenture and Corporate Documents have been executed on the date specified in those documents by all parties to it in the form examined by us.

2.	PARTIES OTHER THAN THE DUTCH GUARANTORS

(a)	Each party to the Indenture (other than the Dutch Guarantors) is duly incorporated and validly existing and has the capacity to enter into and to exercise its rights and to perform its obligations under the Indenture to which it is expressed to be a party and there is nothing under applicable laws that would prevent this.

(b)	Each party to the Indenture (other than the Dutch Guarantors) has duly executed the Indenture.

3.	CORPORATE AUTHORITY OF THE DUTCH GUARANTORS

(a)	The Resolutions of each Dutch Guarantor were duly adopted in accordance with the Articles of Association of the relevant Dutch Guarantor and at the date hereof the Corporate Documents are accurate, have not been amended or rescinded, are in full force and effect and all matters stated therein are true.

(b)	None of the managing directors of the Dutch Guarantors has a conflict of interests with the relevant Dutch Guarantors in respect of the Indenture that would preclude them from validly representing the Dutch Guarantors. Although not providing conclusive evidence this assumption is supported by the confirmation in the relevant Board Resolution that the managing directors do not have a conflict of interest.

(c)	The Indenture has been executed on behalf of the Dutch Guarantors by Mr. M.J.B. Rutte acting individually as attorney of the Dutch Guarantors pursuant to the Powers of Attorney.

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(d)	Under the laws governing the existence and extent of the Powers of Attorney towards third parties (as determined pursuant to the rules of the The Hague Convention on the Laws Applicable to Agency of 14 March 1978 (as may be amended)), if other than Dutch law, such Powers of Attorney authorised the relevant attorney to create binding obligations for the relevant Dutch Guarantor towards the parties with whom such attorney will act or has acted.

(e)	All of the requirements of the Dutch Works Council Act (Wet op de ondernemingsraden) have been complied with. Although not providing conclusive evidence this assumption is supported by the confirmation contained in the Board Resolutions that there are no works councils with jurisdiction over the transactions as contemplated by the Indenture.

(f)	The centre of main interests (as referred to in Regulation (EC) No. 1346/2000 of the Council of 29 May 2000 on Insolvency Proceedings (as may be amended) (the “EU Insolvency Regulation”)) of each of the Dutch Guarantors is located in The Netherlands and none of the Dutch Guarantors has or will have an “establishment” (as defined in the EU Insolvency Regulation) in any other member state of the European Union.

(g)	Each Dutch Guarantor is in compliance with the Dutch Act on the Financial Supervision (Wet op het financieel toezicht) (the “AFS”) and any regulations issued pursuant thereto.

(h)	None of the Dutch Guarantors has been dissolved (ontbonden), granted a suspension of payments (surseance van betaling verleend), granted a preliminary suspension of payments (voorlopige surseance van betaling verleend) or declared bankrupt (failliet verklaard). Although not constituting conclusive evidence thereof, this assumption is supported by the searches and enquiries undertaken by us as listed in Schedule 1 (Documents and Enquiries).

(i)	All parties entered into the Indenture for bona fide commercial reasons and the terms of the Indenture are bona fide arms’ length commercial terms.

4.	INDENTURE

(a)	The Indenture constitutes the legal, valid and binding obligations of all parties thereto (including the Dutch Guarantors) enforceable in accordance with its terms under the laws by which it is expressed to be governed and any other relevant laws (except for Dutch law).

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(b)	The choice of law contained in the Indenture is a valid and binding selection and the submission by the Dutch Guarantors in the Indenture to the courts named therein is valid and binding under the laws by which the Indenture is expressed to be governed and any other relevant laws (except for Dutch law).

(c)	Insofar as any obligation of a Dutch Guarantor under the Indenture falls to be performed in any jurisdiction outside The Netherlands, such performance will not be illegal or ineffective under the laws of that jurisdiction.

5.	MISCELLANEOUS

(a)	Save for those documents listed in Schedule 1 (Documents and Enquiries), there is no other agreement, instrument or other arrangement between any of the parties to the Indenture which modifies or supersedes the Indenture.

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Schedule 3

RESERVATIONS

The opinions in this Opinion Letter are subject to the following qualifications.

1.	LIMITATIONS ARISING FROM INSOLVENCY LAW

The opinions set out in this Opinion Letter are subject to any limitations arising from bankruptcy (faillissement), suspension of payments (surseance van betaling), preliminary suspension of payments (voorlopige surseance van betaling), voidable preference (Pauliana) and similar laws affecting the rights of creditors or secured creditors generally.

2.	ENFORCEABILITY

(a)	The terms “enforceable”, “enforceability”, “valid”, “legal”, “binding” and “effective” (or any combination thereof) where used above, mean that the obligations assumed by the relevant party under the relevant document are of a type which Dutch law generally recognises and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, enforcement before the courts of The Netherlands will in any event be subject to:

(i)	the degree to which the relevant obligations are enforceable under their governing law (if other than Dutch law);

(ii)	the nature of the remedies available in the Dutch courts (and nothing in this Opinion Letter must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

(iii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere;

(iv)	prescription or limitation periods (within which suits, actions or proceedings must be brought); and

(v)	the availability of defences such as, without limitation, set-off (unless validly waived), fraud, duress, error, force majeure, unforeseen circumstances, misrepresentation, undue influence, abatement and counter-claim.

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(b)	The validity and enforceability of the obligations of each Dutch Guarantor under the Indenture may be successfully contested by such Dutch Guarantor (or its receiver in bankruptcy (faillissement)) on the basis of article 2:7 Dutch Civil Code (Burgerlijk Wetboek), if both (i) the execution of the Indenture is not within the scope of the objects of the relevant Dutch Guarantor (doeloverschrijding) and (ii) the counterparty of the relevant Dutch Guarantor under the Indenture knew or ought to have known (without enquiry) of this fact.

(c)	The validity and enforceability of the obligations of each Dutch Guarantor under the Indenture may be successfully contested by its creditors if such obligation is prejudicial to the interests of such creditors (and the other requirements for voidable preference (Pauliana) are met).

(d)	To the extent that any assets owned by the Dutch Guarantors have a public utility function, seizure of these assets is prohibited by virtue of articles 436 and 703 Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). No attachments may be made on books with records required for a Dutch Guarantor’s business.

(e)	Dutch substantive law does not have a concept or doctrine identical to the Anglo-American concept of “trust”. This may have adverse consequences in relation to any provision in the Indenture requiring a Dutch Guarantor to hold property or money on trust in The Netherlands. Nevertheless, any trust validly created under its governing law by the Indenture will be recognised by the courts of The Netherlands in accordance with, and subject to the limitations of the The Hague Convention on the Law Applicable to Trusts and on their Recognition of 1 July 1985 (as may be amended).

3.	POWER OF ATTORNEY

Under Dutch law, each power of attorney or mandate, whether or not irrevocable, granted by a Dutch Guarantor in the Indenture and Corporate Documents, will terminate by operation of law and without notice upon the bankruptcy (faillissement) of such Dutch Guarantor and can only be effectively exercised with the co-operation of the court-appointed administrator (bewindvoerder) in the event of such being granted a suspension of payments (surseance van betaling verleend) or a preliminary suspension of payments (voorlopige surseance van betaling verleend). This qualification would also apply to the extent that the appointment by the Dutch Guarantors of a process agent were to constitute a power of attorney or a mandate.

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4.	REGULATORY

(a)	If a party to the Indenture is controlled by or otherwise connected with a person, organisation or (is itself resident in) a country, which is the subject of sanctions of the United Nations or the European Community, or the subject of sanctions of The Netherlands implemented or effective under the Dutch Sanction Act 1977 (Sanctiewet 1977), the Dutch Economic Offences Act (Wet op de economische delicten), the Dutch General Customs Act (Algemene Douanewet) or the AFS, or is otherwise the target of any such sanctions, then the obligations of the Dutch Guarantors to that party, or if that party is a Dutch Guarantor, the obligations of that Dutch Guarantor, under the Indenture may be unenforceable, void or otherwise affected.

(b)	Each of the Dutch Guarantors may be appointed by, and in such case obliged to comply with all notification and registration requirements of, the Dutch Central Bank (De Nederlandsche Bank N.V.) in connection with all payments to be made by the Dutch Guarantors under the Indenture to or from non–residents of The Netherlands in accordance with the General Reporting Instructions 2003 (Rapportagevoorschriften betalingsbalansrapportages 2003) pursuant to the External Financial Relations Act 1994 (Wet financiële betrekkingen buitenland 1994), although a failure to perform any of these formalities will not adversely affect the validity, effectiveness, enforceability or admissibility in evidence of the Indenture or any payment made or to be made thereunder.

5.	DUTCH COURT PROCEEDINGS

(a)	Notwithstanding a contractual provision to the contrary, a competent court in The Netherlands may assume jurisdiction (i) pursuant to article 254 Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) in urgent matters, when, in view of the interests of the parties, provisional measures are required, (ii) in the context of an attachment against any of the Dutch Guarantors or any of their assets, and (iii) if the defendant enters appearance and does not contest the jurisdiction prior to defences relating to the merits and, if Section 1 (eerste afdeling) Title 1 Book 1 of the Dutch Code of Civil Procedure applies, there is a reasonable ground for jurisdiction of such Dutch court.

(b)

Pursuant to Rome I, the relevant court in The Netherlands (i) may give effect to mandatory provisions (i.e. provisions the respect for which is regarded as crucial for a country for safeguarding its public interests, such as its political,

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social or economic organisation, to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to the Indenture (article 9 subsection 1 Rome I)) of the law of the country where the obligations arising out of the Indenture have to be or have been performed, insofar as those overriding mandatory provisions render the performance of the contract unlawful (article 9 subsection 3 Rome I), (ii) may apply the overriding mandatory provisions of Dutch law; (iii) may refuse to apply the choice of law in the Indenture if such application is manifestly incompatible with the public policy of The Netherlands (article 21 Rome I) and (iv) shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 12 subsection 2 Rome I).

(c)	The enforcement of the Indenture and of any foreign judgments in The Netherlands will be subject to the rules of civil procedure as applied by the courts in The Netherlands.

(d)	A Dutch court may decline jurisdiction if concurrent proceedings are being brought elsewhere.

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